Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 3, 2011, by and among Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”) and Natural Gas Partners VIII, L.P., a Delaware limited partnership (“NGP VIII”).  The Partnership and NGP VIII are referred to collectively herein as the “Parties.”

WHEREAS, unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings ascribed in Section 1;

WHEREAS, NGP VIII has acquired Common Units pursuant to that certain Membership Interest Contribution Agreement, dated as of April 12, 2011 (“Contribution Agreement”) among the Parties and certain other Persons named therein; and

WHEREAS, as an inducement to the willingness of NGP VIII to consummate the transactions contemplated by the Contribution Agreement, the Parties desire to provide certain registration rights to the Holders with respect to any Registrable Securities held by them upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Units” has the meaning set forth in the LP Agreement.

“Demand Notice” has the meaning set forth in Section 2(a).

“Demand Registration” has the meaning set forth in Section 2(a).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Partner” means Eagle Rock Energy GP, L.P., a Delaware limited partnership, and its successor and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“Holder” means (i) NGP VIII, (ii) the Persons named on Annex B, (iii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 7(e) hereof, and (iv) any holder of Registrable Securities that have become Registrable Securities pursuant to subclause (iii) in the definition of “Registrable Securities” as a result of the amendment of Section 7.12 of the LP Agreement; provided that any Person referenced in clause (i), (ii) and/or (iii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Indemnified Persons” has the meaning set forth in Section 5.

“Initiating Holder” has the meaning set forth in Section 2(a).

“Losses” has the meaning set forth in Section 5.

“LP Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as may be amended from time to time.

“Parties” has the meaning set forth in the preamble.

“Partnership” has the meaning set forth in the preamble.

“Partnership Securities” means any equity interest of any class or series in the Partnership, including Common Units and Warrants.

“Person” means an individual or group, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 2(b).

“Piggyback Registration” has the meaning set forth in Section 2(b).

“Piggyback Request” has the meaning set forth in Section 2(b).

“Proceeding” means any action, claim, suit, proceeding or investigation

(including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the Partnership to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Rights Agreements” means the agreements described on Annex A hereto.

“Registrable Securities” means (i) the 28,316,231 Common Units acquired by NGP VIII pursuant to the Contribution Agreement, (ii) the Warrants held by NGP VIII and the Persons named on Annex B on the date hereof and (iii) if Section 7.12 of the LP Agreement is amended and NGP VIII and/or any of its Affiliates had registration rights under such section immediately prior to such amendment, all other Common Units owned by NGP VIII and/or any of its Affiliates; provided, however, that Registrable Securities shall not include any Partnership Securities for which Rule 144 of the Securities Act or another exemption from registration is available to enable the holder of Partnership Securities to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act or other similar applicable law (and without any limitation on volume, timing, recipients or intended method or methods of distribution, including through the use of an underwriter, that would not be applicable with a Registration Statement).  For the avoidance of doubt, (i) where this Agreement refers to a minimum number of Registrable Securities necessary for a matter to occur or to be permitted, such minimum number of Registrable Securities shall be determined considering the applicable Warrants (if any) on an as-converted basis and (ii) where this Agreement refers to allocation of rights on a pro rata basis to holders of Partnership Securities, such allocation shall be determined considering the applicable Warrants (if any) on an as-converted basis.

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the

Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Stand-Off Period” has the meaning set forth in Section 7(g).

“Suspension Period” has the meaning set forth in Section 2(a).

“Trading Day” means a day during which trading in the Common Units generally occurs.

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Warrants” means those warrants of the Partnership, each of which entitles the holder thereof, upon exercise thereof, to purchase one Common Unit at an exercise price of $6.00, and which may be exercised during a two year period after July 1, 2010.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such

Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2.                                      Registration.

(a)                                  Demand Registration.

(i)                                     Any Holder or group of Holders that holds at least 3,329,479 of the Registrable Securities (as adjusted in each case to reflect splits, combinations, dividends and recapitalizations) (the “Initiating Holder”) that desires to sell shall have the option and right, exercisable by delivering a written notice to the Partnership (a “Demand Notice”), to require the Partnership to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 (the “Demand Registration”).

(ii)                                  Within two (2) Trading Days of the receipt of the Demand Notice, the Partnership shall give written notice of such Demand Notice to all Holders and shall, subject to the limitations of this Section 2(a), file a Registration Statement covering all of the Registrable Securities that the Holders shall in writing request (such request to be given to the Partnership within three (3) days of receipt of such notice of the Demand Notice given by the Partnership pursuant to this Section 2(a)(ii)) to be included in such Demand Registration as promptly as practicable as directed by the Initiating Holder in accordance with the terms and conditions of the Demand Notice and use all commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act and remain effective under the Securities Act for not less than six (6) months following the Effective Date or such shorter period when all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”); provided, however, (i) that the Partnership shall not be required to effect the registration of Registrable Securities pursuant to this Section 2(a) unless at least an aggregate of 3,329,479 of the Registrable Securities (as adjusted in each case to reflect splits, combinations, dividends and recapitalizations) are offered or the Registrable Securities are offered at an aggregate proposed offering price of not less than $25 million and (ii) the Effectiveness Period shall be extended by one (1) day for each additional day during any Suspension Period in effect following the Effective Date applicable thereto pursuant to Section 2(a)(iv).

(iii)                               Subject to the other limitations contained in this Agreement, the Partnership is not obligated hereunder to effect more than (A) one (1) Demand Registration in any twelve (12) month period and (B) a total of four (4) Demand Registrations pursuant to this Agreement; provided however, that if Section 7.12 of the LP Agreement is amended and NGP VIII and/or any of its Affiliates had registration rights under such section immediately prior to such amendment, then the total number of Demand Registrations pursuant to this Agreement shall be increased to seven (7) less any demand registrations effected on behalf of NGP VIII and/or any of its Affiliates pursuant to Section 7.12(a) or (b) of the LP Agreement.

(iv)                              Notwithstanding any other provision of this Section 2(a), the Partnership shall not be required to: (A) file a Registration Statement pursuant to this Section 2(a) during the period starting with the date thirty (30) days prior to a good faith estimate by the General Partner, of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Partnership initiated registration; provided that the Partnership is actively employing commercially reasonable efforts to cause such registration statement to become effective; (B) effect a registration or file a Registration Statement for a period of up to one hundred twenty (120) days after the date of a Demand Notice for registration pursuant to this Section 2(a) if at the time of such request (1) the Partnership is engaged, or has plans to engage, within thirty (30) days of the time of such Demand Notice, in a firm commitment underwritten public offering of Common Units), or (2) the Partnership is currently engaged in a self-tender or exchange offer and the filing of a Registration Statement would cause a violation of the Exchange Act; or (C) effect a registration or file a Registration Statement for a period of up to ninety (90) days, if (1) the General Partner determines that a postponement is in the best interest of the Partnership and its Limited Partners generally due to a pending transaction involving the Partnership, (2) the General Partner determines such registration would render the Partnership unable to comply with applicable securities laws or (3) the General Partner determines such registration would require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that (i) in no event shall the Partnership postpone or defer any Demand Registration pursuant to this Section 2(a)(iv) and/or Section 7(g) for more than an aggregate of one hundred twenty (120) days in any twelve (12) month period, (ii) in the event the Partnership postpones or defers any Demand Registration pursuant to Section 2(a)(iv)(C)(2) or (3), then during such Suspension Period, the Partnership shall not engage in any transaction involving the offer, issuance, sale, or purchase of Partnership Securities (whether for the benefit of the Partnership or a third Person), except transactions involving the issuance or purchase of Partnership Securities as contemplated by Partnership employee benefit plans or employee or director arrangements or the Warrants, and (iii) in the event the Partnership postpones or defers any Demand Registration pursuant to Section 2(a)(iv)(C)(1), then during such Suspension Period, the Partnership shall (to the extent it has the contractual right) not permit any other holder of registration rights to effect a registration or file a registration statement.

(v)                                 Notwithstanding any other provision of this Section 2(a), if (A) the Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwriting and (B) the managing underwriter advises the Partnership that the inclusion of all of the Holders’ Registrable Securities in the subject Registration Statement would likely have an adverse effect in any material respect on the price, timing or distribution of the Partnership Securities proposed to be included in such offering or the market for the Common Units, then the Partnership shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall, subject to any preferential rights to be included pursuant to the Pre-Existing Rights, be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  Any

Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. In the event that the managing underwriter limits the number of Registrable Securities to be included in the Registration Statement pursuant to this Section 2(a)(v), unless at least the lesser of  80% of the aggregate Registrable Securities set forth in such Holders’ written requests pursuant to Section 2(a)(ii) and 8,323,696 Registrable Securities are included in the subject Registration Statement, such Demand Registration shall not be considered for purposes of the limitations set forth in Section 2(a)(iii).

(vi)                              The Partnership may include in any such Demand Registration other Partnership Securities for sale for its own account or for the account of any other Person; provided that if the managing underwriter for the offering determines that the number of Partnership Securities proposed to be offered in such offering would likely have an adverse effect in any material respect on the price, timing or distribution of the Partnership Securities proposed to be included in such offering or the market for the Common Units, then, subject to any Pre-Existing Rights, the Registrable Securities to be sold by the Holders shall be included in such registration before any Partnership Securities proposed to be sold for the account of the Partnership or any other Person.

(vii)                           Subject to the limitations contained in this Agreement, the Partnership shall effect any Demand Registration on Form S-3 (except if the Partnership is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Demand Registration shall be effected on another appropriate form for such purpose pursuant to the Securities Act) and if the Partnership becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities through a firm commitment underwriting shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Partnership); provided, however, that if at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Partnership that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Partnership will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(viii)                        Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Partnership shall, (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such states as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix)                                In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Partnership shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Partnership be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Partnership has received a written consent therefor from every Person for whom Partnership Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(b)                                 Piggyback Registration.

(i)                                     If the Partnership shall at any time propose to file a Registration Statement, other than pursuant to any Demand Registration, for an offering of Partnership Securities for cash (whether in connection with a public offering of Partnership Securities by the Partnership, a public offering of Partnership Securities by unitholders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement form that does not permit secondary sales), the Partnership shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least two (2) Trading Days before) the anticipated filing date (the “Piggyback Notice”).  The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”).  The Partnership shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Partnership has received written requests within three (3) days after mailing of the Piggyback Notice (“Piggyback Request”) for inclusion therein.  If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Partnership, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Partnership with respect to offerings of Partnership Securities, all upon the terms and conditions set forth herein.

(ii)                                  If the Registration Statement under which the Partnership gives notice under this Section 2(b) is for an underwritten offering, the Partnership shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Partnership.  If the managing underwriter or managing underwriters of such offering advise the Partnership and the Holders in writing that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities in the subject Registration Statement (or any other Partnership Securities proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of the Partnership Securities proposed to be included in such offering or the market for the Common Units, the Partnership shall include in such offering only that number or amount, if any, of Partnership Securities proposed to be included in such offering that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such effect, with such number to be allocated, subject to the rights of any holder that has priority by virtue of any Pre-Existing Rights, as follows:  (i) first, to the Partnership or the Person or Persons demanding such underwritten Offering and (ii) if there remains availability for additional Partnership Securities to be included in such registration, second pro-rata among all Holders desiring to register Registrable Securities and all other holders of Partnership Securities who may be seeking to register such Partnership Securities based on the number of Partnership Securities such Holder or holder is entitled to include in such registration.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Partnership and the managing underwriter(s) delivered on or prior to the time of pricing of such offering.  Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii)                               The Partnership shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) prior to the Effective Date of such Registration Statement whether or not any Holder has elected to include Registrable Securities in such Registration Statement.  The registration expenses of such withdrawn registration shall be borne by the Partnership in accordance with Section 4 hereof.

(c)                                  Subject to Section 2(a)(iii), all registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder for so long as may be required for each such Holder to sell all of the Registrable Securities held by such Holder (without any limitation on volume, timing, recipients or intended method or methods of distribution, including through the use of an underwriter, that would not be applicable with a registration under the Securities Act).

(d)                                 Any Demand Notice or Piggyback Request shall (i) specify the Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s present intent to offer such Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(e)                                  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(f)                                    The Holders hereby acknowledge that the Registration Rights Agreements and Section 7.12 of the LP Agreement grant certain registration rights (the “Pre-Existing

Rights”) to the Persons referred to therein and that the Pre-Existing Rights may be inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement and may otherwise conflict with the provisions hereof.  Any rights of the Holders hereunder and any obligations of the Partnership hereunder shall be limited and appropriately modified to the extent that such rights or obligations conflict with the exercise of the Pre-Existing Rights by any holder(s) thereof.  The Partnership hereby acknowledges that the exercise of any right granted to Holders hereunder shall not constitute an exercise of any Pre-Existing Rights by such Holder. The Partnership will not enter into any agreement during the term of this Agreement which would allow any holder of Partnership Securities to include Partnership Securities in any Registration Statement filed by the Partnership in a manner that would violate in any material respect the rights granted to the Holders hereunder.

3.                                      Registration Procedures.

The procedures to be followed by the Partnership and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Partnership and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)                                  The Partnership will, at least three (3) days prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), (i) unless available to the Holders through public filings with the Commission, furnish to such Holders copies of all such documents proposed to be filed and (ii) use its reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders  reasonably shall propose within two (2) days of the delivery of such copies to the Holders.

(b)                                 The Partnership will use commercially reasonable efforts to as promptly as reasonably possible (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling Holders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Partnership.

(c)                                  The Partnership will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(d)                             The Partnership will notify such Holders as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Partnership whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Partnership shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling Holders, but not information which the Partnership believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of (but not the nature or details concerning) any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Partnership shall be required pursuant to this clause (v) in the event that the Partnership either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(e)                                  The Partnership will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period is over.

(f)                                    During the Effectiveness Period, the Partnership will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Partnership will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(g)                                 The Partnership will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period.  The Partnership consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h)                                 The Partnership will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.  In connection therewith, if required by the Partnership’s transfer agent, the Partnership will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(i)                                     Upon the occurrence of any event contemplated by Section 3(d)(v), subject to Section 2(a)(iv), as promptly as reasonably possible, the Partnership will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)                                     Such Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) such Holders provide written notice to the Partnership of their intention to distribute Registrable Securities by means of an underwritten offering, (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) the managing underwriter or managing underwriters thereof shall be designated by the Initiating Holder in the case of a Demand Registration (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Partnership) or by the Partnership in the case of a registration initiated by the Partnership, (iv) each Holder participating in such underwritten offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (v) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Partnership hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(k)                                  In the event such Holders seek to complete an underwritten offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Partnership will make available upon reasonable notice at the Partnership’s principal place of business or such other reasonable place for inspection by the managing underwriter or managing underwriters selected in accordance with Section 3(j) such financial and other information and books and records of the Partnership, and cause the officers, employees, counsel and independent certified public accountants of the Partnership to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(l)                                     In connection with any registration of Registrable Securities pursuant to this Agreement, the Partnership will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

4.                                       Registration Expenses.  All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (excluding any Selling Expenses) shall be borne by the Partnership, whether or not any Registrable Securities are sold pursuant to a Registration Statement.  “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Partnership Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Partnership, (v) Securities Act liability insurance, if the Partnership so desires such insurance and (vi) fees and expenses of all other Persons retained by the Partnership in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Partnership shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

5.                                       Indemnification.  If requested by a Holder, the Partnership shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in

Section 2 and provide representations, covenants, opinions and other assurances to any underwriter in form and substance reasonably satisfactory to such underwriter and the Partnership.  Further, the Partnership shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.  The Partnership shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Partnership is aware in connection with the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely.

6.                                       Facilitation of Sales Pursuant to Rule 144.  To the extent it shall be required to do so under the Exchange Act, the Partnership shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Partnership shall deliver to such Holder a written statement as to whether it has complied with such requirements.

7.                                       Miscellaneous.

(a)                                  Remedies.  In the event of a breach by the Partnership of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Partnership agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)                                 Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Partnership of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(d), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Partnership that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Partnership may provide appropriate stop orders to enforce the provisions of this Section 7(b).

(c)                                  Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Partnership and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment.  The Partnership shall provide prior notice to all Holders of any proposed waiver or amendment.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 7(d) prior to 5:00 p.m. (Eastern Standard Time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Partnership	Eagle Rock Energy Partners
Attention: Charles C. Boettcher
Senior Vice President and General Counsel
1415 Louisiana Street, Suite 2700
Houston, Texas 77002
	Phone:	(281) 408-1260
	Fax:	(281) 715-4142

If to NGP VIII or any of its Affiliates:	c/o Natural Gas Partners
Attention: Christopher Ray

125 E. John Carpenter Fwy., Suite 600
Irving, Texas 75062
	Phone:	(972) 432-1444
	Phone:	(972) 432-1441

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(e)                                  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  Except as provided in this Section 7(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Partnership and NGP VIII.  Notwithstanding anything in the foregoing to the contrary, the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) that such transferee is an Affiliate of NGP VIII  or such transferee receives in such transfer at least 7,079,058 of the Common Units constituting Registrable Securities or at least 1,244,638 of the Warrants constituting Registrable Securities, (ii) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (iii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement.  The Partnership may not assign its respective rights or obligations hereunder without the prior written consent of NGP VIII.

(f)                                    Third Party Beneficiaries.  Other than the Holders (other than NGP VIII), there are no third party beneficiaries having rights under or with respect to this Agreement.

(g)                                 “Market Stand-Off” Agreement.  In connection with any underwritten offering of Partnership Securities, each Holder holding five percent (5%) or more of the Partnership’s voting securities (each a “5% Holder”) hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Partnership Securities held by such Holder (other than those included in such offering) for a period specified by the representative of the underwriters of Partnership Securities not to exceed ninety (90) days following the closing date of the offering of Partnership Securities (the “Stand-Off Period”); provided that all officers and directors of the General Partner and holders of at least five percent (5%) of the Partnership’s voting securities enter into similar agreements and only if such Persons remain subject thereto (and are not released from such agreement) for such Stand-Off Period.  Each 5% Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Partnership or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In addition, if requested by the Partnership or the representative of the underwriters of Partnership Securities, each Holder shall provide, within three (3) days of such request, such information as may be required by the Partnership or such representative in connection with the completion of any public offering of the Partnership Securities pursuant to a Registration Statement.   The obligations described in this Section 7(g) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.  The Partnership may impose stop-transfer instructions with respect to Common Units (or other securities) subject to the foregoing restriction until the end of the Stand-Off Period.

(h)                                 Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(i)                                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

(j)                                     Submission to Jurisdiction.  Each of the Parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and any appellate court from and thereof, in any action or proceeding arising out of or relating to this Agreement, or for the recognition or enforcement of any judgment, and each of the Parties irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware court or, to the fullest extent permitted by applicable law, in such federal court.  The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(k)                                  Waiver of Venue.  The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7(j) and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(l)                                     Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(m)                               Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)                                 Entire Agreement.  This Agreement, together with the other Transaction Documents, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby or in the other Transaction Documents, whether oral or written.

(o)                                 Headings; Section References.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  Unless otherwise stated, references to Sections, Schedules and Exhibits are to the Sections, Schedules and Exhibits of this Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

NATURAL GAS PARTNERS VIII, L.P.

By:	G.F.W. Energy VIII, L.P.,
its general partner

	By:	GFW VIII, L.L.C.,
its general partner

	By:	/s/ Kenneth A. Hersh
Name: Kenneth A. Hersh
Title: Authorized Member

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

	By:	/s/ Joseph A. Mills
Name: Joseph A. Mills
Title: Chief Executive Officer

Signature Page to Registration Rights Agreement

Annex A

Registration Rights Agreements

1.               Registration Rights Agreement dated as of March 27, 2006 by and among Eagle Rock Pipeline, L.P. and the parties named therein.

2.               Registration Rights Agreement dated as of October 27, 2006 by and among Eagle Rock Energy Partners, L.P. and Eagle Rock Holdings, L.P.

3.               Registration Rights Agreement dated as of April 30, 2007 by and between Eagle Rock Energy Partners, L.P. and Montierra Minerals & Production, L.P.

4.               Registration Rights Agreement dated as of April 30, 2007 by and between Eagle Rock Energy Partners, L.P. and NGP-VII Income Co-Investment Opportunities, L.P.

5.               Registration Rights Agreement dated as of May 2007 by and among Eagle Rock Energy Partners, L.P. and GPS Partners, LLC, Lehman Brothers MLP Opportunity Fund L.P., RCH Energy MLP Fund, L.P., New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P., New Mountain Vantage HoldCo Ltd., ZLP Fund, L.P. and Structured Finance Americas LLC.

6.               Registration Rights Agreement dated as of July 31, 2007 by and among Eagle Rock Energy Partners, L.P. and Lehman Brothers MLP Opportunity Fund, L.P., Lehman Brothers MLP Partners, L.P., RCH Energy MLP Fund, L.P., New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P., New Mountain Vantage Holdco Ltd., Perry Partners L.P. by Perry Corp., Harvest Infrastructure Partners Fund LLC, Harvest Sharing LLC, Strome MLP Fund, LP, RWM No. 1 Joint Venture and New Lanark, L.L.C.

Annex B

NGP Affiliates

NGP Affiliate	Warrants
Eagle Rock Holdings NGP 7, LLC	770,824
Eagle Rock Holdings NGP 8, LLC	1,507,669
Montierra Minerals & Production, L.P.	1,347,127
Montierra Management LLC	10,910
Natural Gas Partners VII, L.P.	651,618
Natural Gas Partners VIII, L.P.	675,251
NGP Income Management, L.L.C.	15,151